EXHIBIT 11

                        COMPUTATION OF EARNINGS PER SHARE
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

(A) Computation of the weighted average number of shares of common stock outstanding for the fiscal years ended October 31, 1993, 1994, 1995, 1996 and 1997.

                                                Shares of          Weighted
                                               Common Stock   Shares Outstanding
                                               ------------   ------------------
1993
----

November 1, 1992 to October 31, 1993               6,400            6,400

Shares issued in connection with the
  acquisition of DA Systems                        1,625              423

Shares issued in connection with the
  acquisition of Versus Technology UK              1,208              198
                                                  ------           ------
         Total                                     9,233            7,021
                                                  ======           ======


1994
----

November 1, 1993 to October 31, 1994               9,233            9,233

Shares issued in connection with the
  February 28, 1994 Stock Exchange                   392              263

Shares purchased by a member of senior
  management in connection with the
  Digilog acquisition                                 10                3
                                                  ------           ------
         Total                                     9,635            9,499
                                                  ======           ======


1995
----

November 1, 1994 to October 31, 1995               9,635            9,635

Shares issued in connection with
  public offering                                  1,875              961

Shares issued in connection with
  the underwriters exercise of an
  overallotment option                                88               37
                                                  ------           ------
         Total                                    11,598           10,633
                                                  ======           ======


1996
----

November 1, 1995 to October 31, 1996              11,598           11,598

Shares acquired and held in treasury                (310)             (66)
                                                  ------           ------
         Total                                    11,288           11,532
                                                  ======           ======


1997
----

November 11, 1996 to October 31, 1997             11,288           11,288

Shares acquired and held in treasury                (375)            (211)
                                                  ------           ------
         Total                                    10,913           11,077
                                                  ======           ======


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(B) Computation of Earnings per Share:

    Computation of earnings per share is net (loss) income divided by the weighted average number of shares of common stock outstanding for the fiscal years ended October 31, 1993, 1994, 1995, 1996 and 1997.

                                            1993             1994             1995             1996              1997
                                            ----             ----             ----             ----              ----
Net (loss) income                       (pound)2,464     (pound)5,885     (pound)5,140     (pound)(3,605)    (pound)2,187
                                        -------------     -----------     ------------     --------------    ------------
Weighted average number of shares
  of common stock outstanding                  7,021            9,499           10,633            11,532           11,077
                                        ============     ============     ============     ==============    ============
Earnings per share                      (pound) 0.35     (pound) 0.62     (pound)  .48     (pound) (0.31)    (pound) 0.20
                                        ============     ============     ============     ==============    ============


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